UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): May 2, 2007

                           RIVERVIEW BANCORP, INC.
             (Exact name of registrant as specified in its charter)

        Washington                     000-22957            91-1838969
  (State or other jurisdiction        (Commission         (I.R.S. Employer
   of incorporation)                  File Number)        Identification No.)

 900 Washington Street, Suite 900, Vancouver, Washington      98660
 (Address of principal executive offices)                   (Zip Code)

   Registrant's telephone number, including area code:  (360) 693-6650


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act    (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act    (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

       On May 2, 2007, Riverview Bancorp, Inc. issued its earnings release for the quarter ended March 31, 2007. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


Item 9.01  Financial Statements and Exhibits.

       (c) Exhibits

       99.1 News Release of Riverview Bancorp, Inc. dated May 2, 2007.

                                SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      RIVERVIEW BANCORP, INC.



Date: May 2, 2007                     /s/Patrick Sheaffer
                                      --------------------------
                                      Patrick Sheaffer
                                      Chairman and Chief Executive Officer
                                      (Principal Executive Officer)

                                Exhibit 99.1

                         News Release Dated May 2, 2007

RIVERVIEW BANCORP
[ logo ]

Contacts:  Pat Sheaffer or Ron Wysaske,
           Riverview Bancorp 360-693-6650

        RIVERVIEW BANCORP NET OF $11.6 MILLION UP 19% IN FISCAL 2007;
        ------------------------------------------------------------
                        LOANS AND DEPOSITS RISE 10%
                        ---------------------------

Vancouver, WA - May 2, 2007 - Riverview Bancorp, Inc. (NASDAQ GSM: RVSB) today reported that loan and deposit growth coupled with a continued focus on operating efficiencies contributed to record fiscal 2007 profits. Net income for fiscal 2007 ended March 31, 2007, increased 19% to $11.6 million, or $1.01 per diluted share, compared to $9.7 million, or $0.86 per diluted share, in fiscal 2006. For the fourth quarter of fiscal 2007, net income increased 6% to $2.8 million, or $0.24 per diluted share, compared to $2.6 million, or $0.23 per diluted share, in the fourth fiscal quarter a year ago. All per share data has been adjusted to reflect the August 2006 2-for-1 stock split.

"Our fiscal 2007 record profits are a direct result of the sustained growth in our balance sheet," said Pat Sheaffer, Chairman and CEO. "Loan and deposit growth has improved our revenue generating capacity and contributed to a sustainable margin despite a challenging interest rate environment. In addition, our loan portfolio continues to be both well diversified and high quality as evidenced by our ability to maintain an extremely low level of nonperforming loans."

Fiscal 2007 Financial Highlights (at or for periods ended March 31, 2007, compared to March 31, 2006)
  * Net income increased 19% to $11.6 million.
  * Net interest income increased 13% to $36.5 million.
  * Revenues advanced 11% to $45.6 million.
  * Net interest margin was 5.01% compared to prior year of 5.03%.
  * Efficiency ratio improved to 57.85% compared to prior year of 61.60%.
  * Total assets increased 7% to $820 million.
  * Loans increased 10% to $683 million.
  * Riverview Asset Management Corp. increased assets under management 23% to $286 million.
  * Asset management fees increased 27% to $1.9 million.
  * Opened a full service branch in Portland, Oregon, bringing branch network to 18 locations.

Operating Results
For fiscal 2007, the net interest margin was 5.01% compared to 5.03% in fiscal 2006. "Our yield on interest earning assets is moving in parallel with funding costs, and we were able to stabilize our margin for the fiscal year," said Ron Wysaske, President and COO. "Although the yield curve remains a challenge for the entire banking industry, on a linked quarter basis the fourth quarter fiscal year 2007 net interest margin increased 6 basis points to 4.95% from 4.89%."

Fiscal 2007 revenues (net interest income before the provision for loan losses plus non-interest income) increased 11% to $45.6 million, compared to $41.2 million in fiscal 2006. Net interest income before the provision for loan losses increased 13% to $36.5 million in fiscal 2007 compared to $32.4 million in fiscal 2006. Non-interest income increased 2% to $9.0 million in fiscal 2007 compared to $8.8 million in fiscal 2006. Fee income for Riverview Asset Management Corp. increased 27% to $1.9 million in fiscal 2007 compared to $1.5 million in fiscal 2006.

In the fourth quarter, revenues increased 6% to $11.3 million compared to $10.6 million in the fourth quarter a year ago. Net interest income before the provision for loan loss increased 5% to $9.1 million in the fourth quarter of fiscal 2007 compared to $8.6 million in the fourth quarter a year ago. Non-interest income increased 10% to $2.2 million in the fourth quarter compared to $2.0 million in the prior year's fourth quarter. Asset management fees from Riverview Asset Management Corp. increased 21% to $479,000 in the fourth quarter compared to $397,000 in the fourth quarter a year ago. Gains in fees and service charges were the primary drivers of Riverview's increased non-interest income.

Riverview Bancorp Reports Record Fiscal 2007 Profits
May 2, 2007
Page 2

Non-interest expense was $26.4 million in fiscal 2007 compared to $25.4 million in fiscal 2006. For the fourth quarter, non-interest expense was $6.9 million, unchanged from the fourth quarter a year ago. The efficiency ratio improved 375 basis points to 57.9% for the year, compared to 61.6% a year ago. For the fourth quarter of fiscal 2007, the efficiency ratio improved 380 basis points to 60.8%, compared to 64.6% in the like period a year ago. "Growing into our capacity, such as our success in Oregon, has significantly helped our efficiency," said Wysaske. "In addition, our growth in revenues due primarily to loan growth has spread our costs over a larger revenue base."

Balance Sheet Growth
"The economy in Southwest Washington and Portland, Oregon continues to generate strong demand for business loans, although we are seeing indications that the pace of growth may be moderating," Wysaske said. "Our goal is to keep our loan portfolio well diversified while maintaining excellent credit quality." Net loans increased 10% to $683 million at March 31, 2007, compared to $623 million a year ago. Commercial and construction loans account for 89% of the total loan portfolio. The following table breaks out loans by category:

                                             At the year      At the year
                                             ended March 31,  ended March 31,
                                                    2007        2006
                                             --------------   --------------
LOAN DATA                                         (Dollars in thousands)
Commercial and construction
  Commercial                                 $91,174  13.18%  $90,083  14.29%
  Other real estate mortgage                 360,930  52.19%  329,631  52.31%
  Real estate construction                   166,073  24.01%  137,598  21.83%
                                             --------------   --------------
    Total commercial and construction        618,177  89.38%  557,312  88.43%
Consumer
  Real estate one-to-four family              69,808  10.10%   64,026  10.16%
  Other installment                            3,619   0.52%    8,899   1.41%
                                             --------------   --------------
    Total consumer                            73,427  10.62%   72,925  11.57%

Total loans                                  691,604 100.00%  630,237 100.00%

Less:
  Allowance for loan losses                    8,653            7,221
                                             -------          -------
  Loans receivable, net                     $682,951         $623,016
                                             -------          -------

Total assets increased 7% to $820 million at the end of March 2007, compared to $764 million a year ago. Total deposits grew 10% to $665 million, compared to $607 million at the end of March 2006. Core deposits, defined as all deposits excluding certificates of deposit, now account for 70% of total deposits. "Growing core deposits is a key component to our long term strategy," Wysaske said. "Non-interest checking balances represent 13% of total deposits and interest checking balances represent 22% of total deposits."

Shareholders' equity increased 9% to $100 million, compared to $92 million a year ago. Book value per share improved to $8.56 at the end of March 2007, compared to $7.94 a year earlier, and tangible book value per share improved to $6.28 at quarter-end, compared to $5.62 a year ago.

Credit Quality and Performance Measures

"Exceptional credit quality reflects solid underwriting and our diversified portfolio," Wysaske added. Non-performing assets of $226,000 were 0.03% of total assets at March 31, 2007, compared to 0.15% of total assets at December 31, 2006 and 0.05% of total assets at March 31, 2006. The allowance for loan losses, including unfunded loan commitments of $380,000, was $9.0 million, or 1.31% of net loans at quarter-end, compared to $7.6 million, or 1.20% of net loans, a year ago.

Riverview's fiscal 2007 return on average assets improved to 1.43%, compared to 1.36% for fiscal 2006. Return on average equity improved to 11.88% for the year, compared to 10.95% for last year. For the fourth quarter of fiscal 2007, return on average assets was 1.36% compared to 1.42% in the same period a year earlier, and return on average equity was 11.11% compared to 11.42% in the same period a year earlier.

Riverview Bancorp Reports Record Fiscal 2007 Profits
May 2, 2007
Page 3

Conference Call
The management team of Riverview Bancorp will host a conference call on Thursday, May 3, at 8:00 a.m. PDT, to discuss fiscal 2007 results. The conference call can be accessed live by telephone at 303-262-2211. To listen to the call online go to the "About Riverview" page of Riverview's website at www.riverviewbank.com.

About the Company
Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington - just north of Portland, Oregon on the I-5 corridor. With assets of $820 million, it is the parent company of the 84 year-old Riverview Community Bank, as well as Riverview Mortgage and Riverview Asset Management Corp. There are 18 branches, including ten in fast growing Clark County, three in the Portland metropolitan area and three lending centers. The Bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers.

Statements concerning future performance, developments or events, concerning expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These factors include but are not limited to: RVSB's ability to acquire shares according to internal repurchase guidelines, regional economic conditions and the company's ability to efficiently manage expenses. Additional factors that could cause actual results to differ materially are disclosed in Riverview Bancorp's recent filings with the SEC, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Riverview Bancorp Reports Record Fiscal 2007 Profits
May 2, 2007
Page 4

RIVERVIEW BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets
March 31, 2007 and  2006
                                                           March 31,  March 31,
(In thousands, except share data)  (Unaudited)                2007       2006
-------------------------------------------------------------------------------
ASSETS

Cash (including interest-earning accounts of $7,818
  and $7,786)                                              $ 31,423    $ 31,346
Loans held for sale                                               -          65
Investment securities available for sale, at fair value
  (amortized cost of $19,258 and $24,139)                    19,267      24,022
Mortgage-backed securities held to maturity, at amortized
  cost (fair value of $1,243 and $1,830)                      1,232       1,805
Mortgage-backed securities available for sale, at fair value
  (amortized cost of $6,778 and $8,436)                       6,640       8,134
Loans receivable (net of allowance for loan losses of $8,653
   and $7,221)                                              682,951     623,016
Prepaid expenses and other assets                             1,905       2,210
Accrued interest receivable                                   3,822       3,058
Federal Home Loan Bank stock, at cost                         7,350       7,350
Premises and equipment, net                                  21,402      19,127
Deferred income taxes, net                                    4,108       3,771
Mortgage servicing rights, net                                  351         384
Goodwill                                                     25,572      25,572
Core deposit intangible, net                                    711         895
Bank owned life insurance                                    13,614      13,092
                                                           --------    --------
TOTAL ASSETS                                               $820,348    $763,847
                                                           ========    ========
LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
Deposit accounts                                           $665,405    $606,964
Accrued expenses and other liabilities                        9,349       8,768
Advance payments by borrowers for taxes and insurance           397         358
Federal Home Loan Bank advances                              35,050      46,100
Junior subordinated debentures                                7,217       7,217
Capital lease obligation                                      2,721       2,753
                                                           --------    --------
Total liabilities                                           720,139     672,160

SHAREHOLDERS' EQUITY:
Serial preferred stock, $.01 par value; 250,000
 authorized, issued and outstanding, none                         -           -
Common stock, $.01 par value; 50,000,000 authorized,
 March 31, 2007  11,707,980 issued, 11,707,980 outstanding;     117         114
 March 31, 2006  11,545,380 issued, 11,545,372 outstanding

Additional paid-in capital                                   58,438      57,259
Retained earnings                                            42,848      35,776
Unearned shares issued to employee stock ownership trust     (1,108)     (1,186)
Accumulated other comprehensive loss                            (86)       (276)
                                                           --------    --------
Total shareholders' equity                                  100,209      91,687
                                                           --------    --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                 $820,348    $763,847
                                                           ========    ========

Riverview Bancorp Reports Record Fiscal 2007 Profits
May 2, 2007
Page 5

RIVERVIEW BANCORP, INC.
AND SUBSIDIARY
Consolidated Statements
 of Income for the Three and
 Twelve Months Ended March
 31, 2007 and 2006            Three Months Ended       Twelve Months Ended
(In thousands, except share        March 31,                 March 31,
 data)(Unaudited)              2007         2006         2007         2006
------------------------------------------------------------------------------
 INTEREST INCOME:
 Interest and fees on
  loans receivable         $   15,276   $   12,649   $   59,496   $   45,039
 Interest on investment
  securities - taxable            195          217          854          809
 Interest on investment
  securities - non taxable         38           42          163          170
 Interest on mortgage-
  backed securities                96          119          421          530
 Other interest and
  dividends                       117           51          366          681
                           -----------------------   -----------------------
     Total interest
      income                   15,722       13,078       61,300       47,229
                           -----------------------   -----------------------
 INTEREST EXPENSE:
 Interest on deposits           5,829        3,563       20,507       12,383
 Interest on borrowings           833          899        4,275        2,494
                           -----------------------   -----------------------
     Total interest
      expense                   6,662        4,462       24,782       14,877
                           -----------------------   -----------------------
     Net interest income        9,060        8,616       36,518       32,352
     Less provision for
      loan losses                 100          200        1,425        1,500
                           -----------------------   -----------------------

   Net interest income
    after provision for
    loan losses                 8,960        8,416       35,093       30,852
                           -----------------------   -----------------------

 NON-INTEREST INCOME:
  Fees and service
   charges                      1,432        1,369        5,747        5,913
  Asset management fees           479          397        1,874        1,481
  Gain on sale of loans
   held for sale                  101           77          434          361
  Loan servicing income            30           23          155           91
  Gain on sale of credit
   card portfolio                  --           --          133          311
  Bank owned life
   insurance income               132          124          522          485
  Other                            44           35          169          195
                           -----------------------   -----------------------
     Total non-interest
      income                    2,218        2,025        9,034        8,837
                           -----------------------   -----------------------

 NON-INTEREST EXPENSE:
 Salaries and employee
  benefits                      3,957        4,015       15,012       14,536
 Occupancy and
  depreciation                  1,293        1,158        4,687        3,798
 Data processing                  211          341          988        1,414
 Amortization of core
  deposit intangible               44           53          184          210
 Advertising and
  marketing expense               175          156        1,102          853
 FDIC insurance premium            19           19           74           70
 State and local taxes            190          161          644          580
 Telecommunications               109          116          437          395
 Professional fees                234          328          809        1,328
 Other                            619          522        2,416        2,190
                           -----------------------   -----------------------
 Total non-interest
  expense                       6,851        6,869       26,353       25,374
                           -----------------------   -----------------------
 INCOME BEFORE INCOME
  TAXES                         4,327        3,572       17,774       14,315
 PROVISION FOR INCOME
  TAXES                         1,563          965        6,168        4,577
                           -----------------------   -----------------------
 NET INCOME                $    2,764   $    2,607   $   11,606   $    9,738
                           =======================   =======================

 Earnings per common
  share:
   Basic                   $     0.24   $     0.23   $     1.03   $     0.87
   Diluted                 $     0.24   $     0.23   $     1.01   $     0.86
 Weighted average
  number of shares
  outstanding:
   Basic                   11,385,327   11,280,378   11,312,847   11,204,479
   Diluted                 11,588,573   11,450,443   11,516,234   11,350,335

Riverview Bancorp Reports Record Fiscal 2007 Profits
May 2, 2007
Page 6
                                               At the       At the      At the
                                                 year     nine months   year
                                                 ended      ended       ended
                                               March 31,  December 31, March 31,
                                                 2007        2006       2006
                                                ------      ------     ------
FINANCIAL CONDITION DATA                            (Dollars in thousands)
------------------------
Average interest earning assets               $731,089    $726,909   $645,084
Average interest-bearing liabilities           614,546     609,037    532,521
Net average earning assets                     116,543     117,872    112,563
Non-performing assets                              226       1,276        415
Non-performing loans                               226       1,276        415
Allowance for loan losses                        8,653       8,628      7,221
Allowance for loan losses and unfunded loan
  commitments                                    9,033       8,983      7,583
Average interest-earning assets to average
  interest-bearing liabilities                  118.96%     119.35%    121.14%
Allowance for loan losses to
  non-performing loans                         3828.76%     676.18%   1740.00%
Allowance for loan losses to net loans            1.25%       1.22%      1.15%
Allowance for loan losses and
   unfunded loan commitments to net loans         1.31%       1.27%      1.20%
Non-performing loans to total net loans           0.03%       0.18%      0.07%
Non-performing assets to total assets             0.03%       0.15%      0.05%
Shareholders' equity to assets                   12.22%      11.73%     12.00%
Number of banking facilities                        19          19         17


LOAN DATA (1)
-------------
Commercial and construction
  Commercial                                   $91,174  13.18%  $99,285  14.06%  $90,083  14.29%
  Other real estate mortgage                   360,930  52.19%  364,187  51.59%  329,631  52.31%
  Real estate construction                     166,073  24.01%  165,008  23.38%  137,598  21.83%
                                               -------------------------------------------------
    Total commercial and construction          618,177  89.38%  628,480  89.03%  557,312  88.43%
Consumer
  Real estate one-to-four family                69,808  10.10%   73,268  10.38%   64,026  10.16%
  Other installment                              3,619   0.52%    4,151   0.59%    8,899   1.41%
                                               -------------------------------------------------
    Total consumer                              73,427  10.62%   77,419  10.97%   72,925  11.57%

Total loans                                    691,604 100.00%  705,899 100.00%  630,237 100.00%

Less:
  Allowance for loan losses                      8,653            8,628            7,221
                                              --------         --------         --------
  Loans receivable, net                       $682,951         $697,271         $623,016
                                              ========         ========         ========




COMPOSITION OF COMMERCIAL AND CONSTRUCTION LOAN TYPES BASED ON LOAN PURPOSE(1)
------------------------------------------------------------------------------
                              Commercial &             Other
                              Construction             Real Estate  Real Estate
                              Total        Commercial  Mortgage    Construction
                              ------------ ----------  --------    ------------
       March 31, 2007                           (Dollars in thousands)
       --------------
Commercial                         $91,174    $91,174  $      -    $          -
Commercial construction             56,226          -         -          56,226
Office buildings                    62,310          -    62,310               -
Warehouse/industrial                40,238          -    40,238               -
Retail/shopping centers/strip malls 70,219          -    70,219               -
Assisted living facilities          11,381          -    11,381               -
Single purpose facilities           41,501          -    41,501               -
Land                               103,240          -   103,240               -
Multi-family                        32,041          -    32,041               -
One-to-four family                 109,847          -         -         109,847
                                  ---------------------------------------------
  Total                           $618,177    $91,174  $360,930        $166,073
                                  =============================================
      March 31, 2006
      --------------
Commercial                         $90,083    $90,083  $      -    $          -
Commercial construction             43,715          -         -          43,715
Office buildings                    44,538          -    44,538               -
Warehouse/industrial                47,945          -    47,945               -
Retail/shopping centers/strip malls 75,877          -    75,877               -
Assisted living facilities          11,576          -    11,576               -
Single purpose facilities           41,506          -    41,506               -
Land                                77,084          -    77,084               -
Multi-family                        31,105          -    31,105               -
One-to-four family                  93,883          -         -          93,883
                                  ---------------------------------------------
  Total                           $557,312    $90,083  $329,631        $137,598
                                  =============================================
(1) Certain prior period loan balances have been reclassified to conform to management's current year presentation.

Riverview Bancorp Reports Record Fiscal 2007 Profits
May 2, 2007
Page 7
                                  At the            At the           At the
                                  year            nine months        year
                                  ended             ended            ended
                                  March 31,       December 31,       March 31,
                                   2007              2006             2006
                                  -------           -------          -------
                                       (Dollars in thousands)
DEPOSIT DATA
------------
Interest checking           $144,451  21.71%   145,347  22.32%  $129,457  21.33%
Regular savings               29,472   4.43%    29,491   4.53%    38,344   6.32%
Money market deposit
 accounts                    205,007  30.81%   179,010  27.49%   137,451  22.65%
Non-interest checking         86,601  13.01%    88,244  13.55%    94,592  15.58%
Certificates of deposit      199,874  30.04%   209,105  32.11%   207,120  34.12%
                             --------------------------------------------------
Total deposits              $665,405 100.00%   651,197 100.00%  $606,964 100.00%
                             --------------------------------------------------


                                   At or for the three    At or for the twelve
                                   months ended March 31, months ended March 31,
SELECTED OPERATING DATA             2007       2006         2007       2006
-----------------------            ------     ------       ------     ------
                                  (Dollars in thousands, except share data)

Efficiency ratio (4)               60.75%     64.55%       57.85%     61.60%
Efficiency ratio net of intangible
  amortization                     60.06%     63.76%       57.22%     60.79%
Coverage ratio (6)                132.24%    125.43%      138.57%    127.50%
Coverage ratio net of intangible
  amortization                    133.10%    126.41%      139.55%    128.56%
Return on average assets (1)        1.36%      1.42%        1.43%      1.36%
Return on average equity (1)       11.11%     11.42%       11.88%     10.95%
Average rate earned on interest-
  earned assets                     8.58%      7.95%        8.40%      7.34%
Average rate paid on interest-
  bearing liabilities               4.28%      3.26%        4.03%      2.79%
Spread (7)                          4.30%      4.69%        4.37%      4.55%
Net interest margin                 4.95%      5.24%        5.01%      5.03%

PER SHARE DATA
--------------
Basic earnings per share (2)     $  0.24    $  0.23       $ 1.03     $ 0.87
Diluted earnings per share (3)      0.24       0.23         1.01       0.86
Book value per share (5)            8.56       7.94         8.56       7.94
Tangible book value per share (5)   6.28       5.62         6.28       5.62
Market price per share:
  High for the period            $17.580   $ 13.750     $ 17.580   $ 13.750
  Low for the period              15.290     11.560       12.135     10.165
  Close for period end            15.940     13.380       15.940     13.380
Cash dividends declared
  per share                        0.100      0.085        0.395      0.340

Average number of shares outstanding:
  Basic (2)                   11,385,327 11,280,378   11,312,847 11,204,479
  Diluted (3)                 11,588,573 11,450,443   11,516,234 11,350,335

(1) Amounts are annualized.
(2) Amounts calculated exclude ESOP shares not committed to be released.
(3) Amounts calculated exclude ESOP shares not committed to be released and include common stock equivalents.
(4) Non-interest expense divided by net interest income and non-interest income.
(5) Amounts calculated include ESOP shares not committed to be released.
(6) Net interest income divided by non-interest expense.
(7) Yield on interest-earning assets less cost of funds on interest bearing liabilities.